Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY Fletcher McCusker – Chairman and CEO Kate Blute – Director of Investor and Public Relations 520/747-6600	AT CAMERON ASSOCIATES Alison Ziegler 212-554-5469

FOR IMMEDIATE RELEASE

         Providence Service Corporation Releases Third Quarter Results

•	Results include $141 million non-cash asset impairment charge
•	Improvements beginning to be seen with government payers

TUCSON, ARIZONA –November 5, 2008 — The Providence Service Corporation (Nasdaq: PRSC) today announced results for the third quarter of 2008 ended September 30, 2008. Included in the results is an estimated non cash $141.0 million, or $11.07 per share, asset impairment charge related to the Company’s goodwill and certain of its intangible assets. This resulted from an interim impairment test that was triggered by a sustained decline in the Company’s stock price and changes in the current spending environment as noted below. The magnitude of the charge is related to the deterioration in the market for mergers and acquisitions, which has seen dramatically lower valuations for comparable companies. The Company will perform its annual impairment analysis during the fourth quarter of this fiscal year, which could result in an adjustment in the estimated asset impairment charge. This non cash item is excluded from the financial covenant calculations related to the Company’s credit agreement, and the Company was in compliance with its financial covenants as of September 30, 2008.

For the third quarter of 2008, the Company reported revenue of $167.0 million, an increase of approximately 162% from $63.7 million for the comparable period in 2007. Revenue from Providence’s social services segment grew approximately 14% to $72.7 million in the third quarter from the prior year period and the revenue from its non-emergency transportation (NET) services segment, which the Company acquired in December 2007, totaled $94.3 million in the 2008 period.

The Company reported an operating loss of $138.1 million and a net loss of $140.8 million, or $11.17 per diluted share, in the quarter ended September 30, 2008 which includes the $141.0 million ($11.07 per share) asset impairment charge. Uncertainty in the state payer environment as well as related budgetary decisions also contributed to the loss for the 2008 period. In the year ago period, the Company reported operating income of $5.5 million and net income of $3.2 million, or $0.27 per diluted share. Providence’s direct client census was approximately 48,800 at September 30, 2008, up from approximately 46,000 at September 30, 2007, and the Company had over six million individuals eligible to receive services under its NET contracts at September 30, 2008. The Company had 535 direct contracts at September 30, 2008 up from 455 at September 30, 2007.

Managed entity revenue, which represents revenue of the not-for-profit social services organizations the Company provides management and/or administrative services to in return for a negotiated management fee, increased 13.2% to $61.6 million for the quarter ended September 30, 2008 from $54.4 million for the prior year period. Managed entity revenue is presented to provide investors with an additional measure of the size of the operations under Providence’s management or administration and can help investors understand trends in management fee revenue. Managed client census was approximately 25,000 at September 30, 2008 as compared to approximately 24,000 at September 30, 2007. Contracts of managed entities increased to 335 from 318 year over year.

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5524 E. Fourth Street  •  Tucson, Arizona 85711  •Tel 520/747-6600  •Fax 520/747-6605  •www.provcorp.com

Providence Service Corporation

For the first nine months of 2008, revenue increased approximately 175% to $513.7 million from $186.5 million for the year ago period. Providence’s social services segment grew 22.9% to $229.2 million with the NET service revenue comprising the remaining $284.5 million. The Company reported an operating loss of $117.0 million for the nine month period, which includes the estimated $141.0 million non cash asset impairment charge, compared to operating income of $16.8 million in the first nine months of 2007. The Company reported a net loss of $133.7 million, or $10.67 per diluted share, for the nine month period ended September 30, 2008 compared to net income of $10.1 million, or $0.85 per fully diluted share, for the nine months ended September 30, 2007. Managed entity revenue was $185.9 million and $165.1 million in the first nine months of 2008 and 2007, respectively.

At September 30, 2008, the Company had cash and cash equivalents of $36.8 million. Net cash from operating activities during the nine months ended September 30, 2008 was $12.5 million. In addition, the Company repaid approximately $6.5 million of its long-term debt during that period.

Looking ahead, the social services segment has seen performance improvement and resolution momentum with many of the payers that were identified as problematic in the second quarter. In California, several pieces of new business have been won which should offset any potential reductions from the Governor’s 10% cuts. In British Columbia, Providence has elected to seek mediation to try and resolve the rate and contractual dispute previously reported. The business in North Carolina has increased its contribution margin from the second quarter to the third quarter and Pennsylvania is beginning to adopt the Mercer recommendations discussed last quarter. Our largest payer in Arizona has extended last year’s rate through June 30, 2009 and indicated that resolution to the supplemental funds opportunity for the Company will not likely occur until March 2009.

In the NET segment, as previously indicated, we are still negotiating with a significant payer who has withheld a substantial rate increase that would be retroactive to January 1, 2008. Additionally, other NET payers are currently considering rate increases, although it is too early for the Company to comment on any timing for the resolution of these requested rate increases.

“We are working hard and making progress getting these budget issues behind us to position the Company for 2009,” said Fletcher McCusker, Chairman and CEO. “We have good momentum now with earlier problem payers, we are communicating our issues with our NET payers in a very difficult economic environment and we have new business coming on line for 2009 in Georgia, Illinois, Indiana and in South Carolina, where we are not necessarily in control of the timing. We have almost $37 million of cash and are paying down our senior debt. In addition, Congress has begun hearings to consider a Medicaid stimulus package which was approved in 2003 under similar circumstances.”

Guidance

As stated in its October 22, 2008 press release, the Company expects to report a net loss for the year as a result of its asset impairment charge and, combined with continued uncertainties in its business, has withdrawn its guidance for 2008. Positive events which could contribute to the Company’s financial results, however, could come from delayed new business procurements that could be worth up to approximately $60 million in revenue annually and possible payer rate adjustments. However in the current economic environment, it is uncertain if and when any of the above will occur.

Conference Call

Providence will hold a conference call to discuss its results on Wednesday, November 5, 2008 at 11:00 a.m. EST (9:00 a.m. Arizona and MST and 8:00 a.m. PST). Interested parties are invited to listen to the call live over the Internet at http://investor.provcorp.com or http://www.earnings.com. The call is also available by dialing (888) 713-4216, or for international callers (617) 213-4868 and by using the passcode 89509569. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PYQEWATN6. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

A replay of the teleconference will be available on http://investor.provcorp.com and http://www.earnings.com. A replay will also be available until November 12, 2008 by dialing (888) 286-8010 or (617) 801-6888, and using passcode 94181478.

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Providence Service Corporation

About Providence

Providence Service Corporation, through its owned and managed entities, provides home and community based social services and non-emergency transportation services management to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence does not own or operate beds, treatment facilities, hospitals or group homes, preferring to provide services in the client’s own home or other community setting. The Company provides a range of services through its direct and managed entities to over 74,000 clients through 870 contracts at September 30, 2008, with an estimated six million individuals eligible to receive the Company’s non-emergency transportation services related to its LogistiCare operations. Combined, the Company has a nearly $1 billion book of business including managed entities.

Certain statements herein, such as any statements about Providence’s confidence or strategies or its expectations about revenues, results of operations, profitability, earnings per share, contracts, collections, award of contracts, acquisitions and related growth, growth resulting from initiatives in certain states, effective tax rate or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2007. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

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Providence Service Corporation

The Providence Service Corporation

Consolidated Statements of Operations

(in thousands except share and per share data)

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Revenues:
Home and community based services	$59,654	$51,761	$190,935	$153,227
Foster care services	7,494	7,022	22,012	18,545
Management fees	5,537	4,951	16,205	14,729
Non-emergency transportation services	94,312	—	284,535	—

	166,997	63,734	513,687	186,501
Operating expenses:
Client service expense	59,540	50,311	183,196	144,707
Cost of non-emergency transportation services	91,151	—	264,858	—
General and administrative expense	10,206	6,807	31,971	21,784
Asset impairment charge	141,000	—	141,000	—
Depreciation and amortization	3,173	1,166	9,659	3,202

Total operating expenses	305,070	58,284	630,684	169,693

Operating (loss) income	(138,073)	5,450	(116,997)	16,808

Other (income) expense:
Interest expense	4,914	479	14,910	812
Interest income	(211)	(335)	(810)	(977)

(Loss) income before income taxes	(142,776)	5,306	(131,097)	16,973

(Benefit) provision for income taxes	(1,982)	2,108	2,555	6,879

Net (loss) income	$(140,794)	$3,198	$(133,652)	$10,094

(Loss) earnings per share:
Basic	$(11.17)	$0.27	$(10.67)	$0.86
Diluted	$(11.17)	$0.27	$(10.67)	$0.85

Weighted-average number of common shares outstanding:
Basic	12,600,257	11,654,434	12,523,255	11,689,302
Diluted	12,600,257	12,053,284	12,523,255	11,928,636

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Providence Service Corporation

The Providence Service Corporation

Consolidated Balance Sheets

(in thousands except share and per share data)

	September 30, 2008	December 31, 2007
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$36,785	$35,379
Accounts receivable-billed, net of allowance of $2.1 million in 2008 and $2.6 million in 2007	73,924	65,852
Accounts receivable—unbilled	1,533	2,250
Management fee receivable	6,919	10,166
Other receivables	3,265	2,524
Notes receivable	538	563
Notes receivable from related party	—	1,734
Restricted cash	7,192	8,842
Prepaid expenses and other	11,988	9,554
Deferred tax assets	6,801	5,094

Total current assets	148,945	141,958
Property and equipment, net	12,183	11,562
Notes receivable, less current portion	218	880
Goodwill	151,250	280,710
Intangible assets, net	81,341	98,254
Restricted cash, less current portion	5,200	6,461
Other assets	13,243	12,158

Total assets	$412,380	$551,983

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term obligations	12,194	$8,950
Accounts payable	4,419	14,035
Accrued expenses	35,808	36,448
Accrued transportation costs	34,860	24,576
Deferred revenue	3,748	4,062
Reinsurance liability reserve	8,213	8,344

Total current liabilities	99,242	96,415
Long-term obligations, less current portion	226,737	236,469
Other long-term liabilities	3,686	190
Deferred tax liabilities	23,577	30,600

Total liabilities	353,242	363,674
Non-controlling interest	7,649	7,649
Commitments and contingencies
Stockholders’ equity:
Common stock: Authorized 40,000,000 shares; $0.001 par value; 12,929,004 and 12,756,392 issued and outstanding (including treasury shares)	13	13
Additional paid-in capital	164,119	159,177
Common stock subscription receivable	—	(715)
Retained (deficit) earnings	(101,301)	32,351
Accumulated other comprehensive income, net of tax	2	1,093

	62,833	191,919
Less 615,743 and 612,026 treasury shares, at cost	11,344	11,259

Total stockholders’ equity	51,489	180,660

Total liabilities and stockholders’ equity	$412,380	$551,983

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Providence Service Corporation

Consolidated Statements of Cash Flows

(in thousands)

(UNAUDITED)

	Nine months ended September 30,
	2008	2007
Operating activities
Net (loss) income	$(133,652)	$10,094
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	3,413	1,006
Amortization	6,246	2,196
Amortization of deferred financing costs	2,051	125
Provision for doubtful accounts	1,299	155
Deferred income taxes	(845)	(183)
Stock based compensation	2,076	1,474
Excess tax benefit upon exercise of stock options	(174)	(540)
Asset impairment charge	141,000	—
Other	35	100
Changes in operating assets and liabilities, net of effects of acquisitions:
Billed and unbilled accounts receivable, net	(7,745)	(1,417)
Management fee receivable	(1,581)	(2,520)
Other receivable	(614)	(2,165)
Restricted cash	(334)	—
Reinsurance liability reserve	2,117	1,294
Prepaid expenses and other	(7,574)	(3,328)
Accounts payable and accrued expenses	(3,229)	(34)
Accrued transportation costs	10,283	—
Deferred revenue	(327)	727
Other long-term liabilities	71	—

Net cash provided by operating activities	12,516	6,984
Investing activities
Purchase of property and equipment, net	(3,588)	(1,072)
Acquisition of businesses, net of cash acquired	(854)	(9,225)
Acquisition earn out payments	(6,671)	(8,299)
Restricted cash for contract performance	3,246	(937)
Purchase of short-term investments, net	(115)	(237)
Collection of notes receivable	3,135	455

Net cash used in investing activities	(4,847)	(19,315)
Financing activities
Repurchase of common stock, for treasury	(85)	(10,960)
Proceeds from common stock issued pursuant to stock option exercise	469	1,857
Excess tax benefit upon exercise of stock options	174	540
Proceeds from long-term debt	—	18,750
Repayment of long-term debt	(6,488)	(895)
Debt financing costs	(89)	(34)
Capital lease payments	—	—

Net cash (used in) provided by financing activities	(6,019)	9,258

Effect of exchange rate changes on cash	(244)	94

Net change in cash	1,406	(2,979)
Cash at beginning of period	35,379	40,703

Cash at end of period	$36,785	$37,724

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